UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In response to the COVID-19 pandemic and the impact the pandemic is having on the industry and Altisource Portfolio Solutions S.A.’s (“Altisource” or the “Company”) revenue, the Company has undertaken several measures, in addition to cost reduction activities planned prior to the pandemic, to reduce its 2020 expenses (collectively, “Cost Reduction Measures”). Based upon these Cost Reduction Measures, the Company anticipates reducing its 2020 expenses, excluding outside goods and services that generally decline proportionately with a decline in service referrals, by an estimated $45 to $50 million compared to the fourth quarter 2019 annual run rate. As part of these measures, Altisource’s Chairman and Chief Executive Officer agreed to forgo 40% of his base salary beginning April 1, 2020 through December 31, 2020, Altisource reduced the cash compensation to the members of the Board of Directors by 50% beginning April 1, 2020 through December 31, 2020, reduced the compensation of other named executive officers, all direct reports to the Chief Executive Officer and many other employees in an amount between 5% and 25% of base salary, and has plans to furlough or eliminate the positions of 16% of the workforce.
Item 7.01 Regulation FD Disclosure.
In response to the COVID-19 pandemic and the impact the pandemic is having on the industry and Altisource’s default related service referrals and revenue, the Company is withdrawing previously provided guidance with respect to revenue from customers other than Ocwen Financial Corporation and New Residential Investment Corp. The Company anticipates the negative revenue impact and certain of our cost savings measures related to the COVID-19 pandemic to be temporary, and the Company believes it continues to have the capacity to innovate across its business lines, service its existing customers and support the anticipated near-term growth of its origination related services. Further, given the countercyclical nature of many of Altisource’s business lines, the Company believes the financial impact from the pandemic may drive a medium to longer-term increase in delinquencies and foreclosures that should grow demand for Altisource’s default related services.
FORWARD-LOOKING STATEMENTS
This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the risks and uncertainties related to pandemics, epidemics or other force majeure events, including the COVID-19 pandemic, and associated impacts to the economy, supply chain, transportation, movement of people, availability of vendors, demand for the Company’s products or services, increased costs, recommendations or restrictions imposed by governmental entities, changes in relevant business practices undertaken or imposed by Altisource’s clients, vendors or regulators, impacts on contracts and client relationships and potential litigation exposure; the Company’s ability to retain existing customers and attract new customers and the potential for changes in Altisource’s customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of the Company’s financial resources, including its sources of liquidity and ability to repay borrowings and comply with its Credit Agreement, including the financial and other covenants contained therein; receipt of anticipated proceeds from Front Yard Residential’s announced sale of its common stock; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2020

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer